UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2012 (January 18, 2012)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

75-153 Merle Drive, Suite B Palm Desert, CA	92211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 610-6758

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Material Definitive Agreement

Historical Information:

The following information appeared in the Company’s Form 10-Q for the quarter ended September 30, 2011 under Note 4 titled “Production Payments Receivable.”

In December 2009, the Company paid $300,000 to CAVU Resources, Inc., a service company, under the terms of an equipment lease agreement with a third party operator for redevelopment of four wells located in Pawnee County, Oklahoma. This $300,000 payment has been accounted for as a production payment receivable and is due from the operator.  The production payments and any net profits interest which would be earned from this investment are classified as a receivable until the amount due is paid.  Under the terms of a settlement agreement with the Operator, Mandalay Energy Resources, LLC., the Company is entitled to monthly repayment amounts of 75% of net income per well up to a maximum of $10,000 per well.  The repayments continue until such time as the Company has been repaid $354,000, plus legal fees.  The first payment is due and payable with 10 days of receipt by the operator of oil and gas revenues and on the same date of each succeeding month thereafter.   In addition, the Company may exercise additional remedies, including taking possession of any equipment or working interests owned by the Operator.

In September, 2010, the Company entered into a written agreement with CAVU Resources, Inc. for CAVU to pay to the Company $130,000, plus interest, of the $300,000 advanced to them by the Operator of this property. The payment on the note was due in December, 2010 and remained unpaid at September 30, 2011.

In December, 2010, the Company recognized a write-down of this asset of $85,000 to reflect its estimate of the property’s fair market value at December 31, 2010 after the foregoing.

At September 30, 2011 the estimated net realizable value of the production payments receivable was $140,000 after the foregoing write-offs. The Company is continuing its efforts to collect a portion of the amounts previously written off and expect that payment of this note, plus interest from November 25 to September 30, 2011, of $13,883 will also be collected. The interest due on the note has been reserved against on the books and will be recognized as interest income upon receipt.

Recent Developments

Pursuant to an agreement dated as of January 18, 2012, attached hereto, the Company entered into an agreement with Gel Properties, LLC to purchase the Company’s rights in the CAVU promissory note in the original principal amount of $130,000 payable, with interest and fees, currently totaling $154,046.57 for $146,344.00 plus other consideration. The agreement provides for three equal payments of $48,781.33 to be paid monthly. The Company received the January 2012 payment on January 19, 2012 and the next two payments of $48,781.33 are due in 30 day intervals thereafter with time of the essence.

Payments received under this January 18, 2012 agreement will reduce the $354,000.00 obligation of Mandalay Energy Resources, LLC.

Item 99.1 Financial Statements and Exhibits.

(d)   Exhibits

All of the following exhibits were previously filed except as otherwise noted.

10.100	Purchase and Assignment Agreement between the Registrant and Gel Properties, LLC. (Filed herewith.)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: January 25, 2012	By:	/s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer

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